SHEPHERD CONSULTING GROUP, INC


May 31, 2014

Arden Asset Management, Inc
375 Park Avenue, 32nd Floor
New York, NY 10152

Re:	Arden-Sage Triton Fund LLC
       Arden-Sage Multi-Strategy TEI Institutional Fund LLC
	Arden-Sage Multi-Strategy Fund LLC
	Arden-Sage Multi-Strategy Institutional Fund LLC
	Arden-Sage Multi-Strategy Master Fund LLC
	Arden Alternative Strategies Fund
	Arden Alternative Strategies Fund II

	Registered Management Investment Company Bond
 	Effective Period: May 12, 2014 to May 12, 2015

Dear Trustees,

As requested, we have examined the Registered Management Investment Company Bond limit of liability requirements, as prescribed by SEC Rule 17g-1, for the funds insured under the Chubb Bond policy 8236-4163. This analysis is based upon the total asset value of each fund, as stated in the relevant renewal application.

The results of the analysis are as follows:

Arden has elected to purchase the bond limit required per fund by SEC Rule 17g-1 as follows:

Fund                      			Asset Value		Required
									Limit
------------------------------------------------------------------------------
Arden-Sage Triton Fund LLC			$18,000,000		$225,000
------------------------------------------------------------------------------
Arden-Sage Multi-Strategy TEI
Institutional Fund LLC	                        $23,000,000		$250,000
------------------------------------------------------------------------------
Arden-Sage Multi-Strategy Fund LLC		$45,700,000		$350,000
------------------------------------------------------------------------------
Arden-Sage Multi-Strategy Institutional
Fund LLC		                        $7,000,000		$150,000
------------------------------------------------------------------------------
Arden Alternative Strategies Fund		$1,130,000,000		$1,250,000
------------------------------------------------------------------------------
Arden Alternative Strategies Fund II     	$47,000,000		$350,000

        Total Required Limit: 		$2,575,000

The limit of liability under the current Bond, effective from May 12, 2014 to May 12, 2015, is $3,000,000. Therefore, in accordance with the calculations above, the limit amount is sufficient to meet the requirements of SEC Rule 17g-1.

Sincerely,

Paul Shepherd, Pres.
________________________________________________________________________
44 Eisenhower Drive/East Quogue/New York/11942
631-594-2267